EXHIBIT (e)

                               Form of Application

                                       Application for Insurance
                                       Notice of Insurance Information Practices

 UNIFI
 Companies

  Acacia Life Insurance Company              Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
  P.O. Box 81889, Lincoln, NE 68501          P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
  800-745-1112 Fax 402-467-7335              800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
  (Client Service Department)


     To issue an insurance policy we need to obtain information about you and any other persons proposed for insurance. Some of that information will come from you and some will come from other sources. We may obtain information relating to any proposed insured's mental and physical health, general character and reputation, habits, finances, occupation, other insurance coverage, or participation in hazardous activities.

     This information may be obtained from physicians, medical professionals, hospitals, clinics or other medical care institutions, or from the Medical Information Bureau, Inc. (the Bureau), public records, consumer reporting agencies, financial sources, other insurance companies, agents, friends, neighbors and associates. We may obtain information through exchanges or correspondence, by telephone or by personal contact.

     Information regarding your insurability or claims will be treated as confidential. The companies listed above ("the Companies") or their reinsurers may, however, make a brief report thereon to the Medical Information Bureau, Inc., a nonprofit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file. Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112; telephone number (617) 426-3660. The Companies or their reinsurers may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

     Furthermore, as part of our procedure for processing your insurance application, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, associates, or others with whom you are acquainted.

    This inquiry and any subsequent investigative consumer report update which may also be requested includes information as to your character, general reputation, personal characteristics, and mode of living.

    You have the right to be personally interviewed if we order an investigative consumer report. Please notify our agent if this is your wish. You are also entitled to receive a copy of the investigative consumer report whether or not an interview is conducted. You also have the right to make a written request within a reasonable period of time to receive additional, detailed information about the nature and scope of this investigation.

    To reduce costs and offer insurance coverage at the lowest possible premium, the Companies may also use a Personal History Interview. A specially trained interviewer may call to discuss information contained in your application or to ask questions related to the underwriting of your insurance. We will attempt to conduct this telephone interview at your convenience and at a number you designate.

    In the event of an adverse underwriting decision, upon written request, we will provide you with the specific reason in writing for that adverse underwriting decision.

    As a general practice, we will not disclose personal information about you to anyone else without your consent, unless a legitimate business need exists or disclosure is required or permitted by law. A description of the circumstances under which information about you might be disclosed without your authorization will be sent to you upon request.

    You have a right of access to personal information we maintain in our files and to request correction, amendment, or deletion of any information you believe to be incorrect. You may request a description of established procedures which will allow access to and correction of such personal information.

    If you wish to have a more detailed explanation of our information practices, including your rights of access to and correction of personal information, please contact the Underwriting Department at the above address.

UN 2550 NI                                                              10/2007

  DETACH AND DELIVER TO PROPOSED INSURED BEFORE COMPLETION OF THE APPLICATION.

                                       Application for Insurance
                                       Personal Information

 UNIFI
 Companies

  Acacia Life Insurance Company              Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
  P.O. Box 81889, Lincoln, NE 68501          P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
  800-745-1112 Fax 402-467-7335              800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
  (Client Service Department)

1.  Proposed Insured (One):

   a) Name:

   b) Date of Birth: c) Sex: ? Male ? Female

   d) Place of Birth:

   e) Social Security/Tax ID No.:

   f) Driver's License or other Government issued picture ID:
                          State:

   g) Home Address:

      City:          State:            Zip:

   h) Years at this Address:

   i) Tel. (Home)

      (Business):

      Fax:

      E-mail:

      Best time to call:      at:   Business          Home

   In the event you are not available war our it tteerviewer calls, may we speak with your spouse? Yes LJ No

   j) Residency Status: ? U.S. Resident ? Other:

   k) Are you a U.S. Citizen: ? Yes ? No If "No," complete Foreign National form UN 0918 and provide the following:

      Citizenship:

      Visa Type:        Visa #:

   j) Employer Name:

       Address:

       City:___________________________ State:    Zip:

   m) Occupation:___________________________ Years:

   n) Duties:

2. Owner Information (One): (Complete only if Owner is other than Proposed Insured.)

    a)  Individual       b)    Trust (provice copy)      c)   Partnership

    d)  Corporation: Count of incorporation:

    e)  Full Name:

    f)  Relationship to Proposed Insured(s):

    g)  Trustee(s) Name:

    h)  Date of Birth or Date of Trust:

    i)  Social Security/Tax ID No:

    j)  Driver's License or other Government issued picture ID:
                                State:

    k)  Address:

         City:                  State:       Zip:

    l)  Tel. (Home)            (Business)

        Fax:               E-mail:

    m)  Residency Status: ? U.S. Resident ? Other:

    n) Are you a U.S. Citizen: ? Yes ? No If "No," complete Foreign National form UN 0918 and provide the following:

         Citizenship:

         Visa Type:_______________Visa #:

    o)   Multiple Ownership (indicate type):

         |_| Joint with Survivorship

         |_| Tenants in Common

    p) Successor Owner:

       Name:

       Social Security/Tax ID No.:


3. Beneficiary Information: (Subject to change by Owner.)

   a) Primary Beneficiary:

    Address:

    City:_____________________ State:_________ Zip:_______________

    Relationship to Proposed Insured:_____________________________

    Social Security/Tax ID:_______________________________________

    Date of Birth or Date of Trust:_______________________________


b) Contingent Beneficiary:

    Address:

    City:_____________________ State:_________ Zip:_______________

    Relationship to Proposed Insured:_____________________________

    Social Security/Tax ID:_______________________________________

    Date of Birth or Date of Trust:_______________________________

UNIFI
Companies

                                                Application for Insurance
                                                Personal Information (continued)

   Acacia Life Insurance Company              Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
   P.O. Box 81889, Lincoln, NE 68501          P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
   800-745-1112 Fax 402-467-7335              800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
   (Client Service Department)


1. Proposed Insured (Two): a) Name:

b) Date of Birth:___________________ c) Sex: ? Male ? Female

d) Place of Birth:__________________________________________

e) Social Security/Tax ID No.:

f) Driver's License or other Government issued ID: State:

g) Home Address:

   City:___________________________________ State:____Zip:___________

h)  _______Years at this Address:___________________________________

i) Tel. (Home):_____________________________________________

   (Business):_______________________________________________________

   Fax:______________________________________________________________

   E-mail:___________________________________________________________

   Best time to call:__________________________ at: ? Business ? Home

   In the event you are not available when our interviewer calls, may we speak
   with your spouse?   Yes   No

j) Residency Status: ? U.S. Resident ? Other:________________________

k) Are you a U.S. Citizen: ? Yes ? No If "No," complete Foreign National form UN 0918 and provide the following:

   Citizenship:______________________________________________________

   Visa Type:_____________________ Visa #:

l) Employer Name:______________________________________________

   Address:___________________________________________________

   City:____________________________ State:____Zip:___________

m) Occupation:___________________________Years:_____________

n) Duties:__________________________________________________

3. Proposed Insured: (Child One or Other.)

   a)   Name:

   b)   Relationship:

   c)   Date of Birth:                     d) Sex: ? Male ? Female

   e)   Place of Birth:___

   f)   Social Security No:

   g)   Ins. in Force/Company:

   h)   Driver's License No.:

2. Owner Information (Two): (Complete only if Owner is other than Proposed Insured.)

   a) ? Individual      b) ? Trust (provide copy)      c) ? Partnership

   d) ? Corporation: County of Incorporation:

   e) Full Name:_______________________________________________

   f) Relationship to Proposed Insured(s):_____________________

   g) Trustee(s) Name:_________________________________________

   h) Date of Birth or Date of Trust:__________________________

   i) Social Security/Tax ID No.:

   j) Driver's License or other Government issued ID:
                                        State:

   k) Address:

      City:___________________________State:._____ Zip:

   l) Tel. (Home):________________ (Business):___________________

      Fax:_____________________ E-mail:_________________________

   m) Residency Status: ? U.S. Resident ? Other:_______________

   n) Are you a U.S. Citizen: ? Yes ? No If "No," complete Foreign National form UN 0918 and provide the following:

      Citizenship:______________________________________________

      Visa Type:_______________ Visa It_________________________


   o) Multiple Ownership (indicate type):
      ? Joint with Survivorship
      ? Tenants in Common

   p) Successor Owner:

      Name:_____________________________________________________

      Social Security/Tax ID No.:_______________________________

4. Proposed Insured: (Child Two or Other.)

   a) _______Name:

   b) Relationship:

   c) Date of Birth:___________________

   d) Sex: ? Male ? Female

   e) Place of birth:____________________________

   f) Social Security No:_______________________

   g) Ins. in Force/Company:_________________________

   h) Driver's License No.:____________________________________

UN 2550 PL-B                                                   Edition: 10/2007

UNIFI                                                    Variable Universal Life
Companies(R)                                             Policy Details

 Companles

   Ameritas Life Insurance Corp.
   P.O. Box 81889, Lincoln, NE 68501
   800-745-1112 Fax 402-467-7335


a) Specified Amount (base only): $___________________________
b) Death Benefit Option:
         Option A (Specified Amount)
         Option B (Specified Amount plus Account Value)
         Optiion C (Return of Premium)
c) Life Insurance Qualification Test:
         GPT (Guideline Premium Test) Default if no option is selected
         CVAT (Cash Value Accumulation Test)
d) Supplementary Benefits:
         Accidental Death Benefit Rider: $_________________________ Accounting Benefit Rider: $_______________________________
         Children's Protection Rider:$_____________________________
         Guaranteed Insurability Rider: $__________________________
         Term Insurance Rider - Other Insured:
         Family Member: $__________________________________________
         Non-Family Member: $______________________________________
         Scheduled Increase Rider:_________________________________
         Supplemental Coverage Rider: $____________________________
         Total Disability Benefit Rider: $_________________________
         Waiver of Monthly Deduction Rider
e) Monthly Deduction Allocation:
   Do you want to select a portfolio or portfolios from which to deduct your monthly policy expenses? ? Yes ? No

  (If "Yes," list portfolio(s) and/or Guaranteed Account and percentage allocated. If "No," then the expenses will be prorated from all funds.)

   Portfolio                                       Percentage





   Total                                                100%




2. Protector hVUL:

a) Face Amount: $

b) Death Benefit Option: |_|
   Option A (Face Amount)
   Option D (Face Amount plus Policy Value in Separate Account)

c) Supplementary Benefits:
   Disability Benefit Rider: $
   Children's Protection Rider: $
   Other Insured Rider: $

d) Guaranteed Death Benefit:

All premiums paid toward Guaranteed Death Benefit need to be allocated to the Fixed Account.
Please complete both 1 and 2. Complete 3 if applicable.

     1) Guaranteed Death Benefit Period (select one):
        (Number of years you want the Guarantee to remain on the policy.)
        Lifetime
        Years or to Age:_____________ (must be 10 years or greater)
     2) Guaranteed Death Benefit Funding Period (select one):
        (Number of years you want to fund the Guaranteed Death Benefit)
        Lifetime
          Years or to Age:_____________________________________________
     3) Guaranteed Death Benefit Excess Funding at Issue: $___________
        (This should be the one-time amount of excess Guaranteed Death Benefit funding allocated to the Fixed Account.)

 3. Premium
    a) Planned Periodic Premium (modal): $__________________________
    b) Premium Frequency:
       |_| Annual ? Electronic Funds Transfer (complete EFT form.)
       |_| Semi-Annual? Salary Allotment
       |_| Quarterly ? Other:
   c)) Additional First-Year Premium (lump sum amounts):
       $
       1035 Exchange $_____________________________________________
       (Complete Absolute Assignment Form)
   d)  Send Premium Notices to: ? Residence ? Business
       Owner One               ? Other: (Specify)_____________________________
       Owner Two
       Insured One
       Insured Two
   e)  Has any premium been given in connection with this application?
       Yes     ? No (If "Yes," state amount paid for which conditional receipt has been given;  the terms of which are hereby agreed to.)
       Amount: $
                     -
 4. Insurance Suitability Questions:

   a) Do you understand that the death benefit and cash value may increase or decrease depending on the investment experience of the separate account?
      _|      Yes ? No

   b) Do you believe that this policy will meet your insurance needs and financial objectives?
      |_|      Yes ? No

   c) Have you received a current copy of the Prospectus? |_| Yes ? No


UN 2550-1 PD-V ALIC                                              Edition 4/2008

UNIFI
Companies
                                                   Variable Universal Life
                                                   Investment Advisory Agreement
    Ameritas Life Insurance Corp.
    P.O. Box 81889, Lincoln, NE 68501
    800-745-1112 Fax 402-467-7335

Telephone Authorization:

Unless waived, the Owner and Producer/Registered Representative will have automatic telephone transfer authorization.
? I elect NOT to have telephone authorization.
? I elect NOT to have my Registered Representative have telephone authorization.

I hereby authorize and direct Ameritas Life Insurance Corp. ("Ameritas") to make allowable transfers of funds or reallocation of net premiums among available subaccounts based upon instructions received by telephone from: a) myself, as Owner; b) my Producer/Registered Representative; and c) the person(s) named below. Ameritas will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Ameritas will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmation. If Ameritas does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, Ameritas may be liable for any losses due to unauthorized or fraudulent instructions.

Name per (c) above:________________________________ SS#:_______________________

Address:_______________________________________________________________________

I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the authorization is revoked by either Ameritas or me. The revocation is effective when received in writing or by telephone by the other party.

Investment Advisory Agreement for Model Asset Allocation

o Selecting a model will change both the current and future allocations for your policy.
o To determine the appropriate model for your risk tolerance or to view specific investment allocation percentages, please refer to the Morningstar Asset Allocation brochure and worksheet or visit our web site.
o Upon receipt of this agreement, we will allocate according to the current version of the Morningstar Asset Allocation model in effect at that time, as indicated on our website.

In electing to participate in the Model Asset Allocation program using the Asset Allocator tool, I understand:

o I am giving Ameritas Investment Corp. ("AIC"), an affiliate of Ameritas Life Insurance Corp. ("Ameritas"), discretionary authority to serve as my investment advisor for the program solely for purposes of developing asset allocation models and periodic updates to the models, and to instruct Ameritas to allocate my premiums and policy values pursuant to the model I select and any changes to the model by AIC. If I am entering into this limited advisory agreement pursuant to the terms of a rider, I am also giving AIC discretionary authority to serve as my investment advisor for the purposes of deletions of models available with the rider. I am not retaining AIC as my investment adviser for any other financial planning purposes, unless agreed to expressly in writing. There is no additional charge for selecting the Model Asset Allocation program.

o I must decide whether participation in the program and which model is best for me. AIC will not make this decision for me. The Asset Allocator Questionnaire is only a tool to assist me. I may consult my own financial professional to help me.

o If I ever direct Ameritas to allocate my premiums or policy value to portfolios not included in the models, I will no longer receive updates to the models and this limited advisory agreement will terminate. In this circumstance, any rider requiring my participation in a modified Model Asset Allocation will also terminate. If I am entering into this limited advisory agreement pursuant to the terms of a rider, and I direct Ameritas to allocate my premiums or policy value to a model not allowed under the terms of the rider, this limited advisory agreement and the rider will both terminate.

o AIC and Ameritas may be subject to competing interests that have the potential to influence AIC's decision making with regard to the models, including revenue sharing from portfolios and principal underwriting fees. These potential conflicts are disclosed in the Policy prospectus and AIC's Form ADV Part II, which I acknowledge having received, and the Policy Statement of Additional Information, which I have the opportunity to obtain.

o AIC or Ameritas may terminate or change its available asset allocation program(s) at any time.

o This agreement is effective upon receipt and approval by Ameritas and AIC of my election to participate.


UN 2550 IA-V ALIC                                              Edition: 10/2007

UNIFI
Companies
                                                   Variable Universal Life
                                                   Allocation of Premiums
    Ameritas Life Insurance Corp.                  Protector hVUL
    P.O. Box 81889, Lincoln, NE 68501
    800-745-1112 Fax 402-467-7335


1. Guaranteed Death Benefit Account Allocation:

   You may select this option or allocate a percentage to the Fixed Account.
   ? Please allocate the amount necessary from each planned premium to fund the Guaranteed Death Benefit.
      Allocate any remaining funds to allocation(s) selected below.
   If you select this option, remaining funds may not be allocated to the Fixed Account.

2. Allocation Among Investment Options:

   Choose from an Investment Level Asset Allocation Model OR select your own investment options.

     Investment Level Asset Allocation Model: The models will be rebalanced quarterly. Choose ONE of the Asset Allocation Models below.

     Information regarding the funds and allocations for each model are contained in the asset allocation brochures, which I acknowledge receipt of by signing this application.

      ? Aggressive Model ? Capital Growth Model ? Balanced Model
      ? Moderate Model ? Conservative Model OR
OR

Individual Investment Options

Use whole percentages only. Must total 100%. Funds listed by Advisor/Subadvisor.

If Dollar Cost Averaging, a portion must be invested in the Money Market Fund or Fixed Account (see prospectus for restrictions) and the Dollar Cost Averaging section of the Optional Program form must be completed.

Percentage        Allocation
The Alger American Fund:
         % Alger American Balanced Portfolio, Class 0

American Century Investments:
        % American Century VP Income & Growth Fund, Class I

Calvert Variable Series, Inc.:
        % Ameritas Core Strategies Portfolio
        % Ameritas Income & Growth Portfolio
        % Ameritas Index 500 Portfolio
        % Ameritas MidCap Growth Portfolio
        % Ameritas MidCap Value Portfolio
        % Ameritas Money Market Portfolio
        % Ameritas Small Capitalization Portfolio
        % Ameritas Small Company Equity Portfolio
        % CVS Income Portfolio
        % CVS Social Balanced Portfolio
        % CVS Social Equity Portfolio
        % CVS Social International Equity Portfolio
        % CVS Social Mid Cap Growth Portfolio

Fidelity(R) Variable Insurance Products:
        % Fidelity(R) VIP Contrafund(R) Portfolio, Initial Class
        % Fidelity(R) VIP Equity-Income Portfolio, Initial Class
        % Fidelity(R) VIP Growth Portfolio, Initial Class
        % Fidelity(R)VIP High Income Portfolio, Initial Class

Percentage      Allocation

Fidelity(R) Variable Insurance Products:
         % Fidelity(R) VIP Investment Grade Bond Portfolio, Initial Class % Fidelity(R)VIP Overseas Portfolio, Initial Class

MFS(R) Variable Insurance Trusts"":
         % MFS(R) VIT Strategic Income Series, Initial Class
         % MFS(R) VIT Utilities Series, Initial Class

Summit Mutual Funds, Inc., Summit Pinnacle Series:
         % Summit Nasdaq-100 Index Portfolio
         % Summit Russell 2000 Small Cap Index Portfolio
         % Summit S&P MidCap 400 Index Portfolio

The Universal Institutional Funds, Inc.:
         % UIF Emerging Markets Equity Portfolio, Class I
         % UIF U.S. Real Estate Portfolio, Class I

Third Avenue Variable Series Trust:
         % Third Avenue Value Portfolio

Ameritas Life Insurance Corp.:
         % Ameritas Fixed Account
            (Leave blank if Section 1 above is completed.)

   100   %Total

UNIFI
Companies
                                                   Variable Universal Life
                                                   Allocation of Premiums
    Ameritas Life Insurance Corp.                  Excel Performance VUL
    P.O. Box 81889, Lincoln, NE 68501
    800-745-1112 Fax 402-467-7335


Allocation Among Investment Options:
   Choose from an Investment Level Asset Allocation Model OR select your own investment options.

     Investment Level Asset Allocation Model: The models will be rebalanced quarterly. Choose ONE of the Asset Allocation Models below.

     Information regarding the funds and allocations for each model are contained in the asset allocation brochures, which I acknowledge receipt of by signing this application.

      ? Aggressive Model ? Capital Growth Model ? Balanced Model
      ? Moderate Model ? Conservative Model OR
OR

Individual Investment Options

Use whole percentages only. Must total 100%. Funds listed by Advisor/Subadvisor.

If Dollar Cost Averaging, a portion must be invested in the Money Market Fund or Fixed Account (see prospectus for restrictions) and the Dollar Cost Averaging section of the Optional Program form must be completed.

Percentage        Allocation
Fidelity(R) Variable Insurance Products:
         % Fidelity(R) VIP Equity-Income Portfolio, Initial Class
         % Fidelity(R) VIP Growth Portfolio, Initial Class
         % Fidelity(R) VIP High Income Portfolio, Initial Class
         % Fidelity(R)VIP Overseas Portfolio, Initial Class
         % Fidelity(R) VIP Asset Managers"" Portfolio, Initial Class
         % Fidelity(R) VIP Investment Grade Bond Portfolio, Initial Class
         % Fidelity(R) VIP Asset Manager: Growth(R) Portfolio, Initial Class % Fidelity(R) VIP Contrafund(R) Portfolio, Initial Class
Calvert Variable Series, Inc.:
         % CVS Social Balanced Portfolio
         % CVS Social International Equity Portfolio
         % CVS Social Equity Portfolio
         % CVS Income Portfolio
         % Ameritas Money Market Portfolio
         % Ameritas Income & Growth Portfolio
         % Ameritas MidCap Growth Portfolio
         % Ameritas Small Capitalization Portfolio
         % Ameritas Index 500 Portfolio
         % Ameritas Small Company Equity Portfolio
         % Ameritas MidCap Value Portfolio
         % Ameritas Core Strategies Portfolio
The Alger American Fund:
         % Alger American Balanced Portfolio, Class 0
The Universal Institutional Funds, Inc.:
         % UIF Emerging Markets Equity Portfolio, Class I
         % UIF Global Value Equity Portfolio, Class I
         % UIF International Magnum Portfolio, Class I
         % UIF U.S. Real Estate Portfolio, Class I
MFS(R) Variable Insurance Trusts(R):
         % MFS(R) VIT Utilities Series, Initial Class
         % MFS(R) VIT Strategic Income Series, Initial Class
         % MFS(R) VIT New Discovery Series, Initial Class
         % MFS(R) VIT Research International Series, Initial Class
         % MFS(R) VIT Total Return Series, Initial Class

Percentage      Allocation
American Century Investments:
        %American Century VP Income & Growth Fund, Class I
        % American Century VP Mid Cap Value Fund, Class I
AIM Variable Insurance Funds:
        % AIM V.I. Dynamics Fund, Series I
        % AIM V.I. International Growth Fund, Series I
Summit Mutual Funds, Inc., Summit Pinnacle Series:
        % Summit Nasdaq-100 Index Portfolio
        % Summit Russell 2000 Small Cap Index Portfolio
        % Summit S&P MidCap 400 Index Portfolio
        % Summit Bond Portfolio
        % Summit EAFE International Index Portfolio
        % Summit Inflation Protected Plus Portfolio
        % Summit Lifestyle ETF Market Strategy Aggressive Portfolio
        % Summit Lifestyle ETF Market Strategy Conservative Portfolio % Summit Lifestyle ETF Market Strategy Target Portfolio
        % Summit Natural Resources Portfolio
Third Avenue Variable Series Trust:
        % Third Avenue Value Portfolio
Dreyfus Investment Portfolios:
        % Dreyfus MidCap Stock Portfolio, Service Sharesu
DWS Variable Series II:
        % DWS Dreman Small Mid Cap Value VIP Portfolio, Class A
        % DWS Global Thematic VIP Portfolio, Class A
Neuberger Berman Advisers Management Trust:
        % Neuberger Berman AMT Regency Portfolio, Class I
T. Rowe Price Equity Series, Inc.:
        % T. Rowe Price Blue Chip Growth Portfolio-II
Ameritas Life Insurance Corp.:
        % Ameritas Fixed Account

100    %Total

UN 2550 AP ALIC-EP                                             Edition: 4/2008

 UNIFI
 Companies(R)                      UNIFI Universal Life / Traditional Life / VUL
                                   Financial Information

  Acacia Life Insurance Company             Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
  P.O. Box 81889, Lincoln, NE 68501         P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
  800-745-1112 Fax 402-467-7335             800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352

a)     Total insurance in force on the Proposed Insured(s).   $   $
b) Total insurance currently pending with all companies, including this application.
c)     Of the above pending amount, how much do you intend to accept?
       $___________$
d)     Provide information for each policy in force on the Proposed Insured(s).
       (Attach additional paga if necessary.) Proposed Insured: ? One     Two
       Company:
       Group, Personal or Business:
       Issue Date:________________________________________________
       To Remain in Force?       ? Yes ? No
       Face Amount:_______________________________________________
       Proposed Insured: ? One ? Two
       Company:
       Group, Personal or Business:_______________________________
       Issue Date:________________________________________________
       To Remain in Force? ? Yes ? No
       Face Amount:
e) Have you ever sold, assigned, or pledged as collateral a life insurance_policy, or an interest in a life insurance policy? |_| Yes
       No (If "Yes," give details.)______________________
2.     Existing Insurance (Replacement):
a)     Do you have any existin life insurance policies or annuity contracts?
       ? Yes No (If "Yes," complete a Replacement Notice if required by State Law.)
b) Will any life insurance policy or annuity contract presently in force with this or any other company be discontinued, reduced, changed, or replaced if insurance now applied for is issued?
       |_|      Yes ? No (If "Yes," give details.)

   Company:__________________________ Policy No.:_________________
   Amount: $______________________ Date:__________________________
   Type of Policy:
3. Insurance Producer's Replacement Statement:

a) To the best of your knowledge, does the applicant have any existing insurance policies or contracts? ? Yes ? No
b) To the best of your knowledge, does the policy applied for involve replacement, in whole or in part, of any existing life insurance, annuity, disability income or overhead expense insurance, or any other accident and sickness insurance?
   |_|  Yes ? No (If "Yes," give details.)
   Company:  Policy No.:
c) Will a policy loan on one or more policies be utilized to pay any portion of the initial premium or deposit on the policy applied for?
   Yes ? No (If "Yes," give policy number(s) involved.)

4.      Statement of Intent:

a) Is there, or will there be, any agreement or understanding that provides for a party, other than the Owner, to obtain any interest in any policy issued on the life of theeroposed insured as a result of this application? ? Yes No
b) Will the premiums be financed through a loan? ? Yes ? No (If "Yes,"list lender, duration of loan, and collateral required.)
c) Will any entity other than a life insurance company be medically evaluating the proposed insured either to obtain financing or to
        determine life expectancy?    ? Yes ? No (If "Yes,"give details.)
d)      Will the policy, if issued, be placed in a trust?    Yes    No
        (If "Yes," give details and provide copy of trust.)
5.      Financial Questions:
                                                  Proposed         Proposed
                                                 Insured One      Insured Two

a)      Gross annual earned income:              $___________       $
        (salary, commissions, bonuses, etc.)
b)       Gross annual unearned income:           $___________       $
        (dividend, interest, net real estate income, etc.)
c)       Household net worth: $
d) In the last 5 years, has either of the Proposed Insured(s) or the business had any major financial problems (bankruptcy, etc.)?
            Yes     No (If "Yes," give details.)
e)      If Owner, other than the proposed insured, is an individual:
       Net Worth:$________________________________________________
       Net AnnualIncome:$________________________________________
       Total Family Income:$______________________________________

6. Source of Premiums: (Check one or more.)
|_| Current Income ? Cash Savings ?Employer
|_| Securities ? Relative ? Premium Finance
|_| Sale of personal property or real estate.
|_| Insurance/Annuities (Loans/Withdrawals).
|_| 1035 Exchange
|_| Insurance or annuity maturity value or death benefit.
|_| Rollover/Transfer of 401(k) or Pension Funds.
|_| Other:

7. Business Insurance: (Complete for ALL Business Owned Insurance.)
                                              Current Year    Previous Year
a) Assets: $_________________$_______________
b) Liabilities:$_________________$_______________
c) Gross Sales:$_________________$_______________
d) Net Income after taxes: $ $
e) Fair Market Value of the business:           $ $
f) What percentage of the business is owned by Proposed Insured(s)? %
g) Are other partners / owners / executives being insured?
         Yes No (If "Yes," give details.)

UN 2550 FL                                                    Edition: 10/2007

UNIFI
Companies                                             Application for Insurance
                                                      Lifestyle Questionnaire

  Acacia Life Insurance Company              Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
  P.O. Box 81889, Lincoln, NE 68501          P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
  800-745-1112 Fax 402-467-7335              800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
  (Client Service Department)


Lifestyle Questions: (Please provide details for "Yes" answers.)
Has any person proposed for coverage:

1. Used tobacco or nicotine products in any form within the last five years? (In Details, provide dates and type: cigarettes, cigars, cigarillos, a pipe, chewing tobacco, nicotine patches, gum, etc.) ? Yes ? No

2. Ever applied for insurance or reinstatement which has been: declined, postponed, rated, modified; or had any such insurance canceled or a renewal premium refused? (In Details, provide date, reason, and company name.) ? Yes ? No

7. In the next year, any intention of traveling outside the U.S. or Canada or residing outside of the U.S.? (If "Yes," complete Foreign Travel Questionnaire.) ? Yes ? No

8. Belong to or intend joining: any active or reserve military, naval, or aeronautic organization? (If "Yes," complete Military Service
    Questionnaire.) ? Yes ? No

9. Engaged in or plan to engage in any form of the following: (If "Yes," check all boxes below that apply and complete appropriate form(s).) ? Yes ? No

|_|      Motorized Racing      |_|      Scuba diving
|_|      Parachuting/Skydiving |_|      Hang-gliding
|_|      Ballooning            |_|      Mountain climbing
|_|      Rodeo                 |_|      Competitive skiing
|_|      Snowmobiling          |_|      Gliding
|_|      Boat racing           |_|      Other:

Proposed Insured One - Details for any "Yes" answers to Lifestyle Questions:
(Indicate question number and timeframe.)

Proposed Insured Two - Details for any "Yes" answers to Lifestyle Questions:
(Indicate question number and timeframe.)

UN 2550 LQ                                                     Edition: 10/2007

UNIFI
Companies                                       Application for Insurance
                                                Health Questionnaire

   Acacia Life Insurance Company             Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
   P.O. Box 81889, Lincoln, NE 68501         P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
   800-745-1112 Fax 402-467-7335             800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
   (Client Service Department)

Name of Proposed Insured:

Health Questions. Please complete Details for "Yes" answers.
1. a) Height:__________________ b) Weight:____________________________
c)       Have you lost 10 lbs. or more in the past 12 months? ? Yes ? No
d)       Have you gained 10 lbs. or more in the past 12 months?? Yes ? No
2. Have you ever been medically treated for or had any known indication of:
a)      Disorder of eyes, ears, nose, or throat?            ? Yes ? No
b)      Dizziness, vertigo, fainting, seizures, recurrent
        headache; speech defect, paralysis, or stroke?      ? Yes ? No
c)      Shortness of breath, bronchitis, pleurisy, asthma,
       emphysema, tuberculosis or chronic respiratory disorder? ? Yes ? No
d)     Chest pain, palpitation, high blood pressure, heart
       murmur, heart attack or other disorder of the heart
       or blood vessels?
e) Jaundice, intestinal bleeding; ulcer, hemia, colitis, hepatitis, diverticulitis, recurrent indigestion or other disorder of the stomach, intestines, liver or gallbladder? ? Yes ? No
f) Sugar, albumin, blood or pus in urine; sexually transmitted disease; stone or other disorder of kidney or bladder? ? Yes ? No
g)     Diabetes, thyroid, or other endocrine disorders? Yes ? No
h)     Disorder of breasts, reproductive organs, or prostate?Yes ? No
i)     Neuritis, arthritis, rheumatism, gout, or disorder of or injury to
       the bones, muscles, nerves,  knees, wrists or other joints?   ? Yes ? No
j)     Disorder of skin, lymph glands, cyst, tumor or cancer? ? Yes ? No
k)     Allergies; anemia or other disorder of the blood?? Yes ? No
l)     Spinal, neck or back disorder or injury, including sprains, strains, or disc disorder? ? Yes ? No
m) Anxiety, depression, stress or other mental, nervous, psychiatric or emotional disorder? ? Yes ? No
n)     Chronic fatigue, fibromyalgia, or Epstein-Barr virus?? Yes ? No
o)     C-section, miscarriage, or complication of pregnancy? Yes No
p)     Any mental or physical disorder not listed above? Yes No
3.     Have you ever consulted a chiropractor? ? Yes ? No
4.     Are you currently pregnant? ? Yes  ? No
5.     Other than noted above, have you within the past five years:
a)     Had a checkup, consultation, illness, injury, or
       surgery; been a patient in a hospital, clinic, sanatorium, or other medical facility; had an electrocardiogram, X-ray,
       or other diagnostic test?                            ? Yes ? No
b) Been advised by a licensed medical professional to have any diagnostic test, hospitalization, or surgery which was not completed?
6. Within the past ten years, have you ever: a) Used marijuana, cocaine, barbiturates, tranquilizers, heroin, LSD, amphetamines, morphine, arcotics; or any other drug, except as legally prescribed by a physician? ? Yes ? No
b) Sought or received medical treatment or professional advice; or been arrested for the use of alcohol, cocaine, marijuana, narcotics or any other drug? ? Yes ? No
c)     Consumed alcoholic beverages? If yes, specify extent? ? Yes ? No
7. Have you been diagnosed by a licensed medical professional as having Acquired Immune Deficiency Syndrome (AIDS) or Human Immunodeficiency Virus (HIV)? ? Yes ? No
8. Have any of your immediate family members (parents, brothers and sisters), died of or been diagnosed as having; coronary artery disease, diabetes, cancer, stroke or kidney disease, prior to age 60? ? Yes ? No

                      Age if                             Age at
                      Living        Cause of Death        Death
     Father:
     Mother:

     Brothers & Sisters:

9. a) Name and address of personal or attending doctor:
   b) Telephone:
   c) Date last consulted:
      Reason and any medication/treatment given:

d) List any medications (prescription or nonpresciption) you are taking currently:

================================================================================

For each "Yes" answer, give details. (Identify: question number, diagnoses, dates, duration, names and addresses of all attending physicians and medical facilities. Attach additional Health Questionaire page, UN 2550 HQ, if needed.)

===============================================================================

UN 2550 HQ                                                     Edition: 10/2007

UNIFI
Companies                                      Application for Insurance
                                               Agreement

   Acacia Life Insurance Company              Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
   P.O. Box 81889, Lincoln, NE 68501          P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
   800-745-1112 Fax 402-467-7335              800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
   (Client Service Department)

Agreement

The undersigned represent that their statements in this application and Part II, if such Part II is required by the companies listed above ("the Companies"), are true and complete to the best of their knowledge and belief. It is agreed that:

(a) the only statements to be considered as the basis of the policy are those contained in the application or in any amendment to the application;
(b) any prepayment made with this application will be subject to the provisions of the CONDITIONAL RECEIPT;
(c) if there is no prepayment made with this application, the policy will not take effect until:
     (1) the first premium is paid during the lifetime of the proposed insured(s) and while his/her health and the facts and other conditions affecting their insurability remain as described in this application and Part II, if required; and
     (2)  the policy is delivered to the Owner;
(d) no one except the President, a Vice President, the Secretary, or an Assistant Secretary can make, alter or discharge contracts or waive any of the Companies' rights or requirements; and
(e)  this application was signed and dated in the state indicated.

If applying for an indeterminate premium plan:
(a) the premium for such plan is guaranteed for the initial guarantee period, and after such period, the current annual premium is not guaranteed and may change; and
(b)  the premium will never exceed the specified maximum.

Dated at:
              City              State         Month      Day Year

Print or Type Proposed Insured Name. X
--------------------------------------------------------------------------------
Signature of Proposed Insured.

Print or Type Name of Other Proposed Insured.
X

--------------------------------------------------------------------------------
Signature of Other Proposed Insured.

Print or Type Owner if not Proposed Insured.
X

--------------------------------------------------------------------------------
Signature of Owner if not Proposed Insured.

Print or Type Insurance Producer Name.      Producer No./Sit. Code.
X

--------------------------------------------------------------------------------
Signature of Licensed Soliciting Producer.  Producer State Lic. No.

Print or Type Insurance Producer Name.      Producer No./Sit. Code.
X

--------------------------------------------------------------------------------
Signature of Licensed Soliciting Producer.  Producer State Lic. No.


--------------------------------------------------------------------------------
Agency Name.                                Agency No.


Fraud Notice

Any person who knowingly or with intent to defraud; submits an application or files a claim containing false, incomplete or misleading information; is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.


Taxpayer Identification Number (TIN)
                          Social Security Number  Employer Identification Number

Under penalties of perjury, I certify that:

1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and

2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3) I am a U.S. Citizen or other U.S. Person (including a U.S. resident alien).

Cross out item (2) if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

X

------------------------------------------------------------------------------
Signature of Owner, Trustee/Employer                    Date

UN 2550 AU                                                   Edition 10/2007

UNIFI                                    Application for Insurance
Coponies                                 Authorization

   Acacia Life Insurance Company              Ameritas Life Insurance Corp.              The Union Central Life Insurance Company
   P.O. Box 81889, Lincoln, NE 68501          P.O. Box 81889, Lincoln, NE 68501          P.O. Box 40888, Cincinnati, OH 45240
   800-745-1112 Fax 402-467-7335              800-745-1112 Fax 402-467-7335              800-319-6901, Fax 513-595-2352
   (Client Service Department)

Authorization to Obtain and Disclose Information

I authorize any health care providers, hospitals, insurers, the Medical Information Bureau, Inc.("MIB"), consumer reporting Practices. agency, government agency, financial institution, and/or accounting, educational institution, or employer; having data or facts about the proposed insured's or claimant's physical or mental condition, medical care, advice, treatment, the use of drugs, alcohol, or tobacco, HIV, AIDS and sexually transmitted diseases, prescription drug records, financial status, education records, employment status or other relevant data or facts about the proposed insured or claimant; including wage and earnings, or data or facts with respect to other insurance coverage; to give all data or facts to the companies listed above ("the
Companies"), their reinsurers, or any other agent or agency acting on the Companies' behalf.

Data or facts obtained will be released only: (1) to reinsurers; Print or Type Name of Other Proposed Insured (2) to MIB; (3) to persons performing business duties as directed or contracted for by the Companies related to the X proposed insured's application or claim or other Signature of Other Proposed Insured insurance-related functions; (4) as permitted or required by law; (5) to government officials when necessary to prevent or prosecute fraud or other illegal acts; and (6) to any person or Print or Type Name of Personal Representative of Proposed Insured entity having an authorization expressly permitting the disclosure. The personal data or facts used or disclosed under this authorization may be subject to redisclosure and no longer Signature of Personal Representative of Proposed Insured protected by federal privacy regulations.

The above data and facts will be used to: (1) underwrite an application for coverage; (2) obtain reinsurance; (3) resolve or contest any issues of incomplete, incorrect, or misrepresented information on the application identified above which may arise during the processing or review of the application, or any other application for insurance; (4) administer coverage and claims; and (5) complete a consumer report, investigative consumer report or telephone interview about the proposed insured or claimant.

I agree that this authorization is valid for two and one-half years from the date shown below. I also agree that a copy is as valid as the original. I, or my authorized representative, am entitled to a copy. For purposes of collecting data or facts relating to a claim for benefits, this authorization is valid for the duration of the claim. I understand that: (1) I can revoke this authorization at any time by giving written request to the Companies; (2) revoking this authorization will not affect any prior action taken by the Companies in reliance upon this authorization; and (3) failing to sign, or revoking this authorization may impair the Companies' ability to process my application or evaluate my claim and may be a basis for denying this application or a claim for benefits.


 I acknowledge receipt of Notice of Insurance Information Practices


 Dated at
          City              State        Month   Day Year

___________________________________________________________
 Print or Type Name of Proposed Insured

X_______________________________________________________
 Signature of Proposed Insured

_______________________________________________________--
Print or Type Name of Other Proposed Insured

X________________________________________________________
Signature of Other Proposed Insured

_________________________________________________________
Print or Type Name of Personal Representative of Proposed Insured

X________________________________________________________
Signature of Personal Representative of Proposed Insured


Description of Authority of Personal Representative
(Parent, Legal Guardian, Attorney-in-Fact) (Attach documentation in support of your authority)

            This Authorization complies with the HIPAA Privacy Rules

UNIFI
Companies
                                                Application for Insurance
                                                Conditional Receipt

   Acacia Life Insurance Company              Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
   P.O. Box 81889, Lincoln, NE 68501          P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
   800-745-1112 Fax 402-467-7335              800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
   (Client Service Department)

DO NOT DETACH UNLESS PREMIUM PAYMENT IS MADE WHEN APPLICATION IS DATED AND SIGNED. DO NOT USE IF LIFE INSURANCE APPLIED FOR IS OVER $1,000,000. DO NOT USE IF DISABILITY INCOME OR DISABILITY OVERHEAD EXPENSE IS OVER $8,000 PER MONTH. PREMIUM SHOULD NOT BE ACCEPTED IF THE PROPOSED INSURED IS AGE 75 OR OLDER, OR HAS BEEN TREATED FOR HEART DISEASE, DIABETES, STROKE, OR CANCER, WITHIN THE PAST 12 MONTHS, OR HAS BEEN ADMITTED TO A MEDICAL FACILITY WITHIN THE PAST 90 DAYS.

Terms and Conditions

All of the terms and conditions of this receipt must be fulfilled for insurance to be in effect on the "coverage date" or no insurance will be in effect under this receipt. The "coverage date" is the date of this application or Part II or medical examination or other test required by published rules of the companies listed above ("the Companies") used when considering the benefits applied for, whichever date is latest.

1.       Premium Payment

    For Adjustable Life insurance, the premium payment taken with this application must be equal to or greater than the full initial premium. For any other life insurance, or Disability Income insurance, the premium taken with this application must be equal to the full first premium for the mode of premium and benefits applied for.

2.       Insurability

    As of the "coverage date," the Companies' Underwriting Officer must find each person proposed for insurance to be an acceptable risk at standard premium rates for the benefits applied for without an exclusion or restrictive endorsement.

3.       Conditional Insurance

    If all of the conditions of this receipt are met, insurance under this receipt will be provided from the "coverage date" to the date the policy is delivered, subject to maximum amount limitations set out below.

4. a) Maximum Amount (applicable to life insurance only)

        Any liability of the Companies under this and any other receipts may not exceed the lesser of: (a) the amount applied for in this application, or in the case of Adjustable Life insurance-the initial specified amount applied for; or (b) $1,000,000 of insurance and $100,000 of accidental death benefits.

    b) Maximum Amount (applicable to Disability Income or Disability Overhead Expense only)

        Any liability of the Companies under this and any other receipts may not exceed the lesser of: (a) the amount applied for in this application; or
        (b) $8,000 per month of Disability Income or Disability Overhead
        Expense.

5.       Termination of Conditional Insurance

    If insurance is provided under this receipt, it will terminate when the policy(ies) is/are delivered. If the application is declined, the premium paid will be refunded and there will have been no coverage provided under this receipt.

6.       Suicide

    If any person proposed for insurance commits suicide, the Companies' liability under this receipt will be limited to a refund of the premium payment acknowledged above.

NOTICE TO APPLICANT
PLEASE READ THIS RECEIPT CAREFULLY.

No insurance is provided under this conditional receipt unless all terms and conditions of this receipt are met. This receipt is void if the payment is made by a check or draft that is not honored when presented for payment. Also void are any modifications made to the conditions of this receipt. All premium checks must be made payable to the appropriate Company. Do not make checks payable to the insurance producer or leave checks blank.

RECEIVED from
this_________________________day of________________________________
in the year of____________ , by personal or business check, the sum of $

in connection with this application for insurance, which application bears the same date as this receipt.

X
-------------------------------------------------------------------------------
(Signature of Insurance Producer)

UN 2550 CR                                                 Edition 10/2007

UNIFI                                          Application for Insurance
Companies                                      Producer's Statement

   Acacia Life Insurance Company               Ameritas Life Insurance Corp.             The Union Central Life Insurance Company
   P.O. Box 81889, Lincoln, NE 68501           P.O. Box 81889, Lincoln, NE 68501         P.O. Box 40888, Cincinnati, OH 45240
   800-745-1112 Fax 402-467-7335               800-745-1112 Fax 402-467-7335             800-319-6901, Fax 513-595-2352
   (Client Service Department)


1. Background Information 5. Request for Additional or Alternate Life Policy(ies) a) How well acquainted are ill with the purchaser?

|_|      First Contact                    Well Known
|_|      Casually
|_|      Relative (relationship):_______________________________________


 b) Initial contact with purchaser?
|_| Friend/Relative              ? Direct-Mail Lead
|_| Referred Lead                ? Home-Office Lead
|_| Cold Call
|_| Other:__________________________________________________

 c) Marital Status:
|_|      Single               ? Married
|_|      Divorced               ? Widowed

2. Was this a Competitive Situation? ? Yes ? No
Competing Company

3. Did you receive Home Office Assistance? |_| Yes ? No
(If yes, please provide details in Producer Remarks.)

4. Life Insurance Information
a) If proposed insured is married, indicate amount of life insurance in force on spouse:

$ b) If proposed insured is under 18 years of age: Amount of insurance in force on life of parents:

--------------------------------------------------------------------------------
        Estimate parents' worth:

        Estimate parents' income:_______________________________
c) Are all of proposed insured's minor (cent)rotherand sisters insured for an equal amount? LI Yes LJ No

Purpose of Insurance:

d) Personal Life Insurance
|_| Survivor Needs           ? Mortgage Acceleration
|_| Spouse Insurance         ? Income Replacement
|_| Education Funding        ? Retirement Funding
|_| Other (specify):

e) Business

|_|      Key Person          ? Deferred Compensation
|_|      Business Purchase   ? Executive Bonus (Sec. 162)
|_|      Cover Debt          ? Split Dollar
|_|      Other (specify):

f)  Estate
    Charitable Gifts      Fund Trusts for Heirs
    Estate Tax            Equalization between Heirs
    Other (specify):

5. Request for Additional or Alternate Life Policy(ies)
      Alternate Policy
      Additional Policy
    (If requested, provide details).

  6.     Disability Income Insurance Information Occupational Class Quoted:

|_|      5AP     ? 5A     ? 4A     ? 3AP
|_|      3A      ?2A      ?A       ?B
|_|      Other:

  Producer Remarks:



7. Producer's Certification (Must be Signed and Dated)

     I Certify that:

     o I have reasonable grounds to believe the purchase of the policy applied for is suitable for the policy owner based on the information furnished by the proposed insured and/or policy owner in this application.

     o A current prospectus(es) was (were) delivered to the proposed insured. (Applicable to Variable Products Only.)

     o All of the sales materials used have been approved in advance by the Home Office.

     o    I am familiar with UNIFI  Companies' Guide to Market Conduct (form ULC
          16), and the sale of this product is consistent with those guidelines.

     o I have verified the accuracy of the proposed insured's and/or owner's identity.

     o I certify that I have truly and accurately recorded on the application all the information supplied by the applicant.

     o    This application was in fact signed and dated in the state indicated.

X

Signature of Insurance Producer:

Print Full Name of Insurance Producer:

Insurance Producer Number:__________________________________________

Agency Number:______________________________________________________